UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 2, 2016

HANMI FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30421	95-4788120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3660 Wilshire Boulevard, PH-A, Los Angeles, California 90010
(Address of Principal Executive Offices) (Zip Code)

(213) 382-2200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of Directors

On February 3, 2016, Hanmi Financial Corporation (the “Company”), a Delaware corporation and its wholly-owned subsidiary, Hanmi Bank (the “Bank”), announced that the Boards of Directors of the Company and Bank had appointed Mr. Harry Chung and Mr. Michael Yang to the Board of Directors of Company and Bank (the “Boards”), effective February 2, 2016.

Mr. Chung, 46, brings nearly 25 years of experience in capital markets and financial services.  He currently serves as the Chief Financial Officer of Breakwater Investment Management, a private investment firm based in Los Angeles, California specializing in direct debt and equity investments in leading lower middle market growth companies.  Prior to his current role, Mr. Chung served as the Chief Financial Officer of Imperial Capital, a full-service investment bank offering comprehensive services to institutional investors and middle market companies. Before this, Mr. Chung held numerous leadership positions at Jefferies and Company, Inc., a global investment bank. Mr. Chung earned his B.S. in accounting from the University of Illinois in Champaign-Urbana.

Mr. Yang, 54, has more than 30 years of experience as a successful entrepreneur and corporate executive.  He is currently the Founder and CEO of MSY LLC, a private investment company with holdings in real estate and equites. Prior to this, Mr. Yang was Co-founder and CEO of three technology start-ups which were sold to larger enterprises at significant premiums, including mySimon, Inc. which was acquired by CNET.  Mr. Yang began his career at Xerox Corporation and Samsung Electronics, Co. Ltd., where he held positions of increasing responsibility in engineering, marketing and corporate development.  Mr. Yang earned his B.S. in electrical engineering at the University of California, Berkeley, his M.S. in computer science at Columbia University and his MBA from the Haas School of Business, University of California, Berkeley.

Upon their appointment to the Board, Mr. Chung and Mr. Yang became entitled to the Company’s customary non-employee director compensation.  Mr. Chung was appointed to the Audit Committee and Mr. Yang was appointed to the Nominating and Governance Committee of the Company Board.

There are no arrangements or understandings between Mr. Chung or Mr. Yang and any other persons pursuant to which either was selected as a director.  There are no family relationships between either Mr. Chung or Mr. Yang and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer.  No information is required to be disclosed with respect to Mr. Chung or Mr. Yang pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press release issued by Hanmi Financial Corporation dated February 3, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION

Date: February 3, 2016	By:	/s/ C. G. Kum
Name: C. G. Kum
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 03, 2016.*

* Deemed “furnished” and not “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.